U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 12b-25
SEC FILE NUMBER
333-140204
NOTIFICATION OF LATE FILING

[X] Form 10-Q

For the Quarterly Period Ended September 30, 2009

Part I                      Registrant Information

Full Name of Registrant:                                           Cheyenne Resources Corporation

Former Name of Registrant                                      Atlas Oil and Gas, Inc.

Address of Principal Executive Office (Street and Number)

7305 Calle Sagrada
Bakersfield, CA 93309

Part II                                Rules 12b-25(b) and (c)

(a)           The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense.

(b)           The subject Report on Form 10-Q will be filed on or before the fifth calendar day following the prescribed due date.

Part III                      Narrative

The Report on Form 10-Q for Cheyenne Resources Corporation, (the Company) for the quarterly period ended September 30, 2009, is due to be filed on November 16, 2009.  The Registrant's recent activities have delayed the preparation and review of the report that to prepare in proper form and condense the numbers, would involve unreasonable and unnecessary effort and expense..  The Company expects that its Form 10-Q will be filed before November 23, 2009.

Part IV                      Other Information

(1)           Name and telephone number of person to contact in regard to this information.

Dan Motsinger	336-723-0908

(2)           Have all other periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed?  If the answer is no, identify report(s).

[X] Yes	[ ] No

(3)           Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

[ ] Yes	[X] No

Signatures

Cheyenne Resources Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cheyenne Resources Corporation

Date: November 16, 2009	Dan Motsinger
Dan Motsinger, Chief Executive Officer